Exhibit 99.01

General Employment Enterprises, Inc., Oakbrook Terrace Tower, Suite 2200, Oakbrook Terrace, IL  60181, (630) 954-0400

FOR IMMEDIATE RELEASE:	May 16, 2011

COMPANY:          General Employment Enterprises, Inc.

CONTACT:           Salvatore J. Zizza
Chief Executive Officer
Phone: (630) 954-0403  Fax: (630) 954-0595
E-mail: invest@genp.com

General Employment Reports Second Quarter Results

OAKBROOK TERRACE, IL, May 16, 2011 - General Employment Enterprises, Inc. (NYSE Amex: JOB) reported consolidated net revenues of $7,904,000 for the quarter ending March 31, 2011.  The revenues increased from last fiscal year’s $2,028,000 to $7,904,000, an increase of $5,876,000 (289.7%). The change was primarily due to the acquisitions of certain assets that constituted the businesses of On-Site ($3,035,000), RFFG of Cleveland ($1,204,000), DMCC ($787,000) and fees earned under the Management Agreement ($288,000), which collectively contributed $5,314,000 in revenue for the period.  Professional contract and placement services increased by $144,000 (9.9%) and $418,000 (73.1%) from the same period last year, respectively.

The Company had a net loss of $104,000 or $.01 per share, in the second quarter of this fiscal year, compared with a net loss of $700,000, or $.05 per share, in the second quarter last fiscal year.  The reduction in the loss for the quarter is due to the Company’s acquisition of certain assets that constituted the businesses of RFFG of Cleveland and DMCC and the management of general and administrative cost cutting. For purposes of calculating the diluted earnings per-share amounts, the number of average common shares outstanding was 20,447,000 in the current quarter, compared with 13,380,000 in the prior-year quarter.

The Company had Earnings Before Income taxes, Depreciation and Amortization (EBITDA) for the quarter ended March 31, 2011 of $124,000 compared to a EBITDA loss of $641,000 for the three months ending March 31, 2010.  See EBITDA reconciliation schedule for additional details of our calculation.

Six Months Results

General Employment Enterprises, Inc. reported consolidated net revenues of $13,875,000 for the six months ending March 31, 2011.  The revenues increased from $4,000,000 to $13,875,000, an increase of $9,875,000 (246.8%) from the same period last year.  The change was primarily due to the acquisition of certain assets of On-Site ($5,412,000), RFFG of Cleveland ($1,689,000), and DMCC ($1,236,000) as well as fees earned under the Management Agreement ($450,000), which collectively contributed $8,787,000 in revenue for the period. Professional contract and placement services increased by $317,000 (11.1%) and $771,000 (67.5%) from the same period last year, respectively.  The increase in placements and Professional contract services is due to the improvement in the economy and the job market.

The Company had a net loss of $90,000 or $.01 per share, for the six months ending March 31, 2011, compared with a net loss of $1,289,000 or $.10 per share, for the six months ending March 31, 2010.  For purposes of calculating the diluted earnings per-share amounts, the number of average common shares outstanding was 17,652,000 for the six months ending March 31, 2011, compared with 13,380,000 in the prior-year ending March 31, 2010.

The Company had Earnings Before Income taxes, Depreciation and Amortization (EBITDA) for the six months ended March 31, 2011 of $293,000 compared to a EBITDA loss of $1,162,000 for the six months ending March 31, 2010.  See EBITDA reconciliation schedule for additional details of our calculation.

Commenting on the Company's performance, Salvatore J. Zizza, CEO stated, “We are very pleased with the progress we have shown on an EBITDA basis.  Our acquisitions have had a positive impact on our Company’s progression toward profitability and we plan on continued growth both through future acquisitions and organically.  I am confident about the direction the Company is heading and I look forward to reporting on our progress in the future. ”

Business Information

General Employment Enterprises, Inc. (the “Company”) provides contract and placement staffing services for business and industry, primarily specializing in the placement of information technology, engineering and accounting professionals.  With the acquisition of certain of the assets of On-Site Services, Inc. (“On-Site”) in June 2010, the Company also began to provide contract staffing services for the agricultural industry. This business is located in Florida and provides labor and human resource solutions, including temporary staffing, to the agricultural industry.  Effective November 1 2010, the Company and its wholly-owned subsidiary, Triad Personal Services, Inc an Illinois corporation, entered into an asset purchase agreement, with DMCC Staffing, LLC, an Ohio limited liability company (“DMCC”), RFFG of Cleveland, LLC, an Ohio limited liability company (“RFFG of Cleveland”), and Thomas J. Bean (the “Asset Purchase Agreement”), for the purchase of certain assets of DMCC and RFFG of Cleveland, including customer lists, comprising DMCC and RFFG of Cleveland’s services business.  DMCC and RFFG of Cleveland’s services business is operated from offices in Ohio and provides labor and human resource solutions, including temporary staffing, human resources and payroll outsourcing services, labor and employment consulting and workforce solutions. Currently, RFFG of Cleveland has one customer.

Forward-Looking Statements

The statements made in this press release which are not historical facts are forward-looking statements.  Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, our actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause our actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in our annual report on Form 10-K for the fiscal year ended September 30, 2010, and in our other filings with the SEC. General Employment is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Note Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP).  Management believes that certain non-GAAP financial measures provide additional meaningful information regarding the Company’s performance.  The non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.  In addition, because not all Companies use identical calculations, the non-GAAP financial measures included in this financial results release may not be comparable to similarly titled measures of other companies.  Reconciliation of the non-GAAP financial measures to GAAP is provided.

GENERAL EMPLOYMENT ENTERPRISES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(In Thousands, Except Per Share)

	Three Months Ended March 31		Six Months Ended March 31
	2011	2010	2011	2020
Net revenues:
Contract services	$6,626	$1,456	$11,512	$2,858
Placement services	990	572	1,913	1,142
Management Services	288	—	450	—

Net revenues	7,904	2,028	13,875	4,000
Cost of contract services	5,803	1,059	9,918	2,055
Selling, general and administrative expenses	2,025	1,660	3,760	3,207
Amortization of intangible assets	155	—	249	—

Loss from operations	(79)	(691)	(52)	(1,262)
Other expense, net	(25)	(9)	(38)	(27)

Net loss	$(104)	$(700)	$(90)	$(1,289)

Average number of shares - basic	20,447	13,380	17,652	13,380
Average number of shares - diluted	20,447	13,380	17,652	13,380

Net loss per share - basic and diluted	$(.01)	$(.05)	$(.01)	$(.10)

Reconciliation of net loss to EBITDA:

	Three Months Ended March 31		Six Months Ended March 31
	2011	2010	2011	2020

Net loss	$(104)	$(700)	$(90)	$(1,289)
Interest expense	25	9	38	27
Income taxes	—	—	—	—
Depreciation, amortization	203	50	345	100
EBITDA	124	(641)	293	(1,162)

EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation, depletion and amortization.  We have presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

Depreciation and Amortization
Depreciation and amortization expense of $345,000 recorded for the six months ended March 31, 2011 includes the amortization associated with the identifiable intangibles recorded for the Company’s acquisitions of certain assets of On-Site, RFFG of Cleveland, and DMCC.  As these acquisitions were consummated in June 2010 and November 2010, there was no amortization expense associated with identifiable intangible assets in the six months ended March 31, 2010.

GENERAL EMPLOYMENT ENTERPRISES, INC.
SUMMARIZED CONSOLIDATED BALANCE SHEET INFORMATION
(In Thousands)

	March 31 2011	September 30 2010
	(unaudited)
Assets:
Cash and cash equivalents	$599	$945
Accounts receivable, less allowances	4,017	1,419
Other current assets	206	216

Total current assets	4,822	2,580
Property and equipment, net	292	383
Goodwill	1,256	172
Intangible assets, net	3,519	259

Total assets	$9,889	$3,394

Liabilities and shareholders’ equity:
Current liabilities	3,943	1,371
Long-term obligations	2,035	431
Shareholders’ equity	3,911	1,592

Total liabilities and shareholders’ equity	$9,889	$3,394